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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): June 1, 2005


                                 METALLURG, INC.
             (Exact name of registrant as specified in its charter)


               Delaware                           333-42141                       13-1661467
   -------------------------------         ------------------------      ----------------------------
   (State or other jurisdiction of         (Commission File Number)      (IRS Employer Identification
            incorporation)                                                            No.)

                           1140 Avenue of the Americas
                                   Suite 1800
                            New York, New York 10036
                    (Address of Principal Executive Offices)

                                 (212) 835-0200
              (Registrant's Telephone Number, Including Area Code)




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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On June 1, 2005, Metallurg, Inc. (the "Company") entered into a Supplemental Executive Retirement Plan (the "SERP") with Eric E. Jackson, the Company's President and Chief Operating Officer. Pursuant to the terms of the SERP Mr. Jackson will earn additional retirement benefits for continued service with the Company. The maximum retirement benefit payment under the SERP is $252,000 per annum reduced by Mr. Jackson's retirement benefit as determined in accordance with The Pension Plan of Metallurg, Inc. and payable from age 65 until age 88. The maximum retirement benefit payment will also be reduced in the case of the commencement of benefit payments prior to age 65 as a result of early termination and/or early retirement of Mr. Jackson. The Company has no obligation to fund this additional benefit under the SERP agreement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable.

(b) Not applicable.

(c) Exhibits:

10.1   Metallurg, Inc. Supplemental Executive Retirement Plan



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            Metallurg, Inc.
                                            By: /s/ Barry C. Nuss
                                                --------------------------------
                                                Name: Barry C. Nuss
                                                Title: Senior Vice President &
                                                       Chief Financial Officer



Dated: June 3, 2005




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